Exhibit 23.1

Consent of Independent Registered Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of TerreStar Corporation and Subsidiaries of our reports dated March 31, 2008, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in TerreStar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ FRIEDMAN LLP
East Hanover, New Jersey

July 8, 2008